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Unique Fabricating, Inc. Completes $4 Million Financing with Investors

Receives Final $1 Million Debt Financing from Current Investors

Auburn Hills, MI – October 10, 2022 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer/off-road markets, today announced that it completed the previously announced debt financing, securing the final $1 million of the $4 million total financing on October 7, 2022. Taglich Brothers, Inc., acted as placement agent for the financing.

Transaction structure

•The Company received $4 million in pay-in-kind notes, bearing interest at the rate of 12% per annum. Investors in the notes also will receive warrants for up to an aggregate of 120,000 shares at an exercise price of $0.52 per share, the closing sales price of the Company’s common stock on the date of the closing of the first tranche of the notes offering. Investors will receive warrants to purchase an additional 280,000 shares of common stock if the notes are not repaid within 12 months. Interest on the notes through the end of 2022 will be convertible at the holders’ option into common stock at a price equal to the warrant exercise price. The notes are secured by and will be paid from the expected receipt of the Company’s Employee Retention Credits (ERC) and any proceeds from the sale of a non-operational financial asset.
•The Company closed $3 million of the offering on October 4, 2022 and closed the remaining $1 million of the offering on October 7, 2022.
•The proceeds of this financing have been used to reduce the outstanding principal amount of the Company’s bank term loans by $1,978,125, of which $1,228,125 was treated as a prepayment of the Company’s December 31, 2022 term loan principal payment, and to reduce the outstanding borrowings on the Company’s revolving line of credit by $2,021,875, which remains available to be reborrowed, subject to the Credit Agreement.

About Unique Fabricating, Inc.

Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer/off-road markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about the proposed refinancing of the Company’s existing senior secured credit facility. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, including that there is doubt as to the Company’s continuing as a going concern as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.